Exhibit 10.49

ADDENDUM

TO

STOCK PURCHASE AGREEMENT

This Addendum, dated January 4, 2018, to the ‘Stock Purchase Agreement’ (“Addendum”) is an addendum to the Stock Purchase Agreement by and amongst Seven Stars Cloud Group, Inc, (“Purchaser”) Delaware Board of Trade Holdings, Inc. (“Company”), and Atlantic Bridge Investments, LLC, DBOT-I LLC., Michael J. Ramone, and Dennis Toner (collectively referred to as the “Sellers”). The parties shall be referred to individually, or collectively as the “Parties”.

WHEREAS, in the Stock Purchase Agreement, Sellers proposed to sell to Purchaser certain shares of Sellers’ shares of Company’s stock in exchange for shares of Purchaser’s common stock as described in Schedule A and Schedule B;

WHEREAS, the Parties wish to add language explicitly describing the share calculations in Schedule A and Schedule B: the consideration for the Stock Purchase Agreement shall be equal to the number of shares of the Company’s Common Stock issued and outstanding multiplied by the quotient of $1.92 divided by the price per share of the Investor’s common stock valued at $3.00 per share;

THEREFORE, the Parties hereby agree to include the abovementioned language to the Stock Purchase Agreement.

Except as expressly provided in this Addendum, all other terms, conditions, and provisions of the Stock Purchase Agreement shall continue in force and effect. The Stock Purchase Agreement, as modified by this Addendum, contains the full and complete understanding between the Parties and supersedes all prior negotiations and understandings of the parties, and no modification of any provision hereof will be valid unless in a signed writing.

IN WITNESS WHEREOF, this Agreement is executed as of the date set forth above.

SEVEN STARS CLOUD GROUP, INC.

/s/ Robert G. Benya

By:	Robert G. Benya
Its:	President and Chief Revenue Officer

DELAWARE BOARD OF TRADE HOLDINGS, INC.

/s/ John F. Wallace

By:	John F. Wallace
Its:	Chairman

ATLANTIC BRIDGE INVESTMENTS, LLC

/s/ John Albert Guadalupe

By:	Jose Albert Guadalupe
Its:	Director

DBOT-I LLC

/s/ John Hynansky

By:	John Hynansky
Its:	Manager

/s/ Michael J. Ramone

Michael J. Ramone

/s/ Dennis Toner

Dennis Toner